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                                                                 Exhibit 23.5


                     CONSENT TO BE NAMED AS A DIRECTOR

              I hereby consent to be named as a person who will become a director of Clarant, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.




Dated: May 24, 1999            By: /s/ Randolph Lee Austin, Jr.
                                   -------------------------------
                               Name: Randolph Lee Austin, Jr.
                                     -----------------------------
                                     Chip Austin